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MORGAN STANLEY                                                February 21, 2007
Securitized Products Group
                                MORGAN STANLEY
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                                                     Filed pursuant to Rule 433
                                                    Registration No. 333-130694

                             Preliminary Termsheet
                                 $845,750,000
                                  Approximate

                            MSCC HELOC Trust 2007-1
                               (Issuing Entity)

                       Morgan Stanley ABS Capital I Inc.
                                  (Depositor)

                       Morgan Stanley Credit Corporation
                           (Seller/Servicer/Sponsor)

                          Ambac Assurance Corporation
                               (Credit Enhancer)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                   FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE
This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be

                                    Page 1
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MORGAN STANLEY                                                February 21, 2007
Securitized Products Group
                                MORGAN STANLEY
-------------------------------------------------------------------------------


disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.





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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                February 21, 2007
Securitized Products Group
                                MORGAN STANLEY
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                                 $845,750,000
                                  Approximate

                            MSCC HELOC Trust 2007-1
                               (Issuing Entity)

                       Morgan Stanley ABS Capital I Inc.
                                  (Depositor)

                       Morgan Stanley Credit Corporation
                         (Seller / Servicer / Sponsor)

                          Ambac Assurance Corporation
                               (Credit Enhancer)

                            Transaction Highlights
                            ----------------------


----------------------------------------------------------------------------------------------------------------------------------
                             Expected                             Avg Life
                             Ratings                                To         Modified
                             (S&P/                               Call/Mty     Duration To     Payment Window                  Day
Class    Description        Moody's)  Balance(4)    Coupon       (1)(2)   Call/Mty(1)(2)(3) To Call/Mty(1)(2)  Benchmark     Count
===================================================================================================================================
A Notes  AMBAC Wrapped      AAA/Aaa   $845,750,000  Floater(5)   2.55/      2.26 / 2.33     03/2007 - 02/2013/ 1-mo. LIBOR  Act/360
         Asset Backed Notes                                      2.65                       03/2007 - 04/2015
-----------------------------------------------------------------------------------------------------------------------------------
 O Certs.                                                         Not Offered Hereby
-----------------------------------------------------------------------------------------------------------------------------------
 L Certs.                                                         Not Offered Hereby
-----------------------------------------------------------------------------------------------------------------------------------


Notes:
------
(1)   The Notes are priced to the 10% Optional Redemption Date.
(2)   Based on the Pricing Speed. See details below.
(3)   Assumes pricing is at par.
(4)   The Class size subject to a variance of plus or minus 10%.
(5)   On any Payment Date, the coupon on such Class is equal to the least of
      (i) one-month LIBOR plus the applicable margin (or, for any Payment Date after the Optional Redemption Date, one-month LIBOR plus 2x the applicable initial margin), (ii) the Net Loan Rate Cap and (iii) [12.00]% per annum.




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Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                February 21, 2007
Securitized Products Group
                                MORGAN STANLEY
-------------------------------------------------------------------------------


Issuing Entity:                  MSCC HELOC Trust 2007-1.

Depositor:                       Morgan Stanley ABS Capital I Inc.

Seller/Servicer/Sponsor:         Morgan Stanley Credit Corporation

Indenture Trustee                Wells Fargo Bank, National Association

Owner Trustee:                   Wilmington Trust Company

Manager:                         Morgan Stanley (sole lead manager)

Rating Agencies:                 Moody's Investor Service and Standard & Poor's

Statistical Cut-Off Date:        February 1, 2007.  The statistical information presented in this Preliminary Term Sheet relates to the pool of Home Equity Loans as of the Statistical Cut-Off Date. We refer to that pool as the preliminary pool. Some of the Home Equity Loans included in the preliminary pool may not be included in the final pool as a result of prepayments or the failure of those Home Equity Loans to meet the eligibility requirements established for the Issuing Entity. The aggregate principal balance of the Home Equity Loans included in the preliminary pool was approximately $730,376,794 as of the Statistical Cut-Off Date. For any Home Equity Loan subsequently transferred to the
                                 Issuing Entity during the Pre-Funding Period (as described below), the Cut-off Date is the first day of the month in which such Home Equity Loan is transferred to the Issuing Entity.

Billing Cycle:                   As to any Payment Date and the Mortgage Loans, the calendar month preceding the month of such
                                 Payment Date. As to any Payment Date and the Revolving Credit Loans, the Billing Cycle for each
                                 Due Date is the period from the preceding Billing Date through the day preceding the current
                                 Billing Date. With respect to each Revolving Credit Loan, the "Billing Date" will be twenty- five days prior to the Due Date.


Record Date:                     The close of business on the Business Day prior to each Payment Date or, if the Notes are no longer Book-Entry Notes, on the last Business Day of the month preceding the month in which such
                                 Payment Date occurs.


Expected Pricing Date:           [February 22, 2007].  Priced to 10% Optional Redemption Date.

Expected Closing Date:           February 27, 2007 through DTC and, upon request only, Euroclear and Clearstream.

Payment Dates:                   The 25th of each month, or if such day is not a business day, on the next business day, beginning in March 2007.

Forms and Denomination:          The Offered Notes will be issued in book-entry form and in minimum dollar denominations of
                                 $25,000, with an additional increment of $1,000.

Description of the Home Equity   As of the Statistical Cut-Off Date, the assets of the Issuing Entity will consist of:
Loans:                           (i)    approximately 1,440 adjustable-rate, prime quality first lien revolving credit loans with an approximate aggregate unpaid balance of approximately $161,278,476;
                                 (ii)   approximately 5,999 adjustable-rate, prime quality second lien revolving credit loans with an approximate aggregate unpaid balance of approximately $503,115,747;
                                 (iii)  approximately 6 one-month LIBOR indexed first lien loans with an approximate aggregate unpaid balance of approximately $3,630,708;
                                 (iv)   approximately 3 six-month LIBOR indexed first lien loans with an approximate aggregate unpaid balance of approximately $1,983,898;
                                 (v)    approximately 2 one-year LIBOR indexed first lien loans with an approximate aggregate unpaid balance of approximately $1,701,620;
                                 (vi)   approximately 83 of prime quality fixed rate first lien loans with an approximate aggregate unpaid balance of approximately $4,835,126;
                                 (vii)  approximately 1,099 of prime quality fixed rate second lien loans with an approximate aggregate unpaid balance of approximately $53,831,219; and
                                 (viii) amounts on deposit in Pre-Funding Account.



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at the end of this material.
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MORGAN STANLEY                                                                                                   February 21, 2007
Securitized Products Group
                                                        MORGAN STANLEY
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Delinquency:                     As calculated using the OTS methodology, as of the Statistical Cut-Off Date, none of the home equity loans were more than 30 days' delinquent.

Pre-Funding Account:             On the Closing Date, approximately $[119,623,206] (the "Pre-Funded Amount") will be deposited into the Pre-Funding Account to be withdrawn within 3 months after the Closing Date to purchase additional revolving credit loans. All of the additional revolving credit loans will be adjustable-rate, prime quality first or second lien revolving credit loans. Any Pre-Funded Amount remaining in the Pre-Funding Account at the end of the pre-funding period will be distributed as principal on the Class A Notes on the Payment Date occurring immediately following the end of the pre-funding period. All revolving credit loans purchased by the Issuing Entity will be substantially similar to those in the preliminary pool.

Pool Balance:                    The aggregate principal balance of the Home Equity Loans.

Transaction Structure:           60-month Managed Amortization Period ("MAP") followed by Rapid Amortization Period ("RAP") in which 100% of Principal Collections on the Mortgage Loans and 100% of Principal Collections on
                                 the Revolving Credit Loans (but in no event greater than the Investor Revolving Amount)(reduced by the Principal Reduction Amount (hereinafter defined)) are distributed to the Class A
                                 Noteholders.

Pricing Speed:                   o   Prepayment Rate: 40% CPR (revolving  credit),  20% CPR (ARM non-revolving  credit) and 100%
                                     PPC which is 20% CPR in month 1 and increasing to 35% CPR in month  12(15/11%  increase for each month), and remaining at 35% CPR thereafter (fixed rate non-revolving credit)
                                 o   Draw Rate: 16% (revolving credit) and N/A (non-revolving credit)

CPR:                             "CPR"  represents an assumed  constant rate of prepayment each month of the then outstanding principal balance of a pool of Home Equity Loans.

Scheduled Final Payment Date:    Payment Date in [December 2031], which is the Payment Date in the month following the scheduled maturity date for the last maturing Home Equity Loan purchased by the Issuing Entity on the
                                 Closing Date.


Credit Enhancer:                 Ambac Assurance Corporation ("Ambac") will issue a guaranty that will unconditionally and irrevocably guarantee interest on the Notes, certain losses allocated to the Notes and any outstanding note principal amount on the Scheduled Final Payment Date in accordance with the terms of the policy. The financial guaranty insurance policy will not cover any Net Loan Rate Cap
                                 Carry-Over Amounts that result if the note rate is capped by the Net Loan Rate Cap. The financial guaranty insurance policy also will not cover shortfalls on the amounts payable to noteholders resulting from any reduction of interest collections caused by prepayments of Home Equity Loans or the application of the Servicemembers Civil Relief Act.

Optional Redemption Date:        The terms of the transaction allow for a purchase of the Home Equity Loans resulting in a termination of the Issuing Entity and retirement of the Notes once the Outstanding Class A Note
                                 Principal Amount is equal to 10% or less of the Original Investor Amount (the "Optional
                                 Redemption Date").

                                 "Original Investor Amount" As of the Closing Date, $850,000,000, which represents approximately
                                 100% of the aggregate principal balance of the Home Equity Loans as of the Statistical Cut-off
                                 Date plus the amount on deposit in the Pre-Funding Account on the Closing Date.



Step-up Coupon:                  The margin on the Notes will double after the Optional Redemption Date if the optional redemption is not exercised.



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at the end of this material.
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MORGAN STANLEY                                                                                                   February 21, 2007
Securitized Products Group
                                                        MORGAN STANLEY
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Net Loan Rate Cap:               The weighted average of the Net Loan Rates as of the last day of the related Billing Cycle, adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the related Interest Period and a year assumed to consist of 360 days. The net loan rate (the "Net Loan Rate") with respect to any Home Equity Loan as of any Payment Date is the
                                 related Loan Rate as of the last day of the related Billing Cycle minus the related Expense Fee
                                 Rate.  The weighted average net mortgage rate (the "Weighted Average Net Loan Rate") for any
                                 Payment Date is the weighted average of the Net Loan Rates of each Home Equity Loan, weighted on the basis of their respective Stated Principal Balances as of the Due Date in the month preceding the month of the applicable Payment Date.  The "Expense Fee Rate" is a per annum rate equal to the sum of the Servicing Fee Rate and the rate at which the annualized fee payable to the Credit
                                 Enhancer is calculated.  The "Servicing Fee Rate" is 0.50% per annum (on a 30/360 basis). The
                                 "Credit Enhancer Premium Rate" is 0.11% per annum (on an actual/360 basis) and is calculated based on the Class A Note Balance.

Net Loan Rate Cap Carry-Over     Net Loan Rate Cap Carry-Over Amount will be payable on the Notes. The Net Loan Rate Cap Carry-Over
Amount:                          Amount will not be covered by the Ambac guaranty and will not be addressed by the ratings assigned to the Notes by the rating agencies.

                                 The "Net Loan Rate Cap Carry-Over Amount" will equal the sum of:
                                 (i)  The excess, if any, of interest that would otherwise be due on the Class at such Class' applicable Note Rate (without regard to the Net Loan Rate
                                      Cap, but subject to a maximum rate of [12.00%] per annum) over interest due to such Class at a rate equal to the Net Loan Rate Cap;
                                 (ii) Any Net Loan Rate Cap Carry-Over Amount for such Class remaining unpaid for such
                                      Class from prior Payment Dates; and
                                 (iii) Interest on the amount in clause (ii) at the Class' applicable Note Rate
                                      (without regard to the Net Loan Rate Cap, but subject to a maximum rate of
                                      [12.00%] per annum).


Tax Characterization:            For federal income tax purposes, the Class A Notes will be treated as debt and the Issuing
                                 Entity will not be classified as an association, a publicly traded partnership or a taxable mortgage pool that is taxable as a corporation.

ERISA Eligibility:               Subject to the considerations in the Prospectus and the Preliminary Prospectus Supplement, the
                                 Notes are expected to be ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.


SMMEA Eligibility:               The Notes are not SMMEA eligible.



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at the end of this material.
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MORGAN STANLEY                                                                                                   February 21, 2007
Securitized Products Group
                                                        MORGAN STANLEY
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Investor P&I Collections:        On each Payment Date, the sum of Investor Interest Collections and Investor Principal Collections
                                 for that Payment Date.

                                 "Interest Collections" With respect to any Payment Date, the sum of all payments by or on behalf of Mortgagors and any other amounts constituting interest (including without limitation such portion of insurance proceeds, net liquidation proceeds and other amounts as are allocable to interest on the applicable Home Equity Loan) as is paid by the Seller or the Servicer or is collected by the Servicer under the Home Equity Loans, reduced by the Servicing Fees for the related Billing Cycle and by any fees (including annual fees) or late charges or similar administrative fees paid by Mortgagors during the related Billing Cycle.

                                 "Investor Interest Collections" For any Payment Date, the sum of (a) the product of the Investor
                                 Floating Allocation Percentage and Interest Collections on the Revolving Credit Loans, each for such Payment Date, and (b) the Interest Collections on the Mortgage Loans for such Payment Date,

                                 "Investor Principal Collections" For any Payment Date (i) during the Managed Amortization Period, the sum of (a) the product of the Investor Floating Allocation Percentage and Net Principal
                                 Collections for such Payment Date, (b) the aggregate Principal Collections on the Mortgage Loans, each for such Payment Date and (c) on the first Payment Date following the end of the Pre-Funding
                                 Period, the amount on deposit in the Pre-Funding Account, and (ii) any Payment Date during the
                                 Rapid Amortization Period, the sum of (a) Principal Collections on the Mortgage Loans for such
                                 Payment Date and (b) the lesser of (i) the Principal Collections received on the Revolving Credit
                                 Loans during the related Billing Cycle and (ii) the Investor Revolving Amount on such Payment
                                 Date prior to giving effect to distributions of principal on that Payment Date.

                                 "Net Principal Collections" With respect to any Payment Date during the MAP and the Revolving
                                 Credit Loans, the excess, if any, of the aggregate Principal Collections on the Revolving Credit
                                 Loans for such Payment Date over the aggregate amount of Additional Balances created during the related Billing Cycle and conveyed to the Issuing Entity.

                                 "Principal Collections" With respect to any Payment Date and any Home Equity Loan, the aggregate of the following amounts:
                                          (i)    the total amount of payments made by or on behalf of the
                                          Mortgagor, received and applied as payments of principal on the Home
                                          Equity Loan during the related Billing Cycle, as reported by the
                                          Servicer;
                                          (ii)   any Net Liquidation Proceeds, allocable as a recovery of
                                          principal, received in connection with the Home Equity Loan during the related Billing Cycle;
                                         (iii)   if the Home Equity Loan was purchased by the Servicer pursuant to the
                                          Servicing Agreement, or was repurchased by the Seller pursuant to the Home Equity Loan Purchase Agreement, during the related
                                          Billing Cycle, 100% of the Loan Balance of the Home Equity Loan as
                                          of the date of such purchase or repurchase and any Substitution
                                          Adjustment Amounts received for such Billing Cycle; and
                                          (iv)    any other amounts received as payments on or proceeds of the Home Equity Loan during the Billing Cycle to the extent applied in reduction of the principal amount thereof, reduced by certain amounts the Servicer is allowed to withdraw from the Collection Account.



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at the end of this material.
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MORGAN STANLEY                                                                                                   February 21, 2007
Securitized Products Group
                                                        MORGAN STANLEY
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Class A Interest Payments:       The Class A Noteholders will be entitled to receive monthly interest payments based on a rate
                                 (the "Note Rate") equal to one-month LIBOR plus the applicable margin (or, for any Payment Date after the Optional Redemption Date, one-month LIBOR plus 2x the applicable initial margin) on the
                                 Note Principal Amount of the Class A Notes subject to both a Net Loan Rate Cap for the related period and a maximum per annum rate of [12.00%]. The Noteholders' Interest will generally be payable out of the Investor Interest Collections.

                                 Interest on the Class A Notes will be calculated on an actual/360 day-count basis. Interest will accrue from and including the prior Payment Date to but excluding the next Payment Date. For the first Payment Date, interest will accrue from the Closing Date to the day prior to the first
                                 Payment Date.

Overcollateralization Deficit:   The "Overcollateralization Deficit" on any Payment Date is the amount, if any, by which the
                                 Principal Balance of the Notes on such Payment Date (after giving effect to principal payments to be made on such Payment Date) exceeds the Investor Amount (less Investor Principal Collections and Investor Liquidation Loss Amounts for such Payment Date) as of such Payment Date.

                                 "Overcollateralization Shortfall" With respect to any Payment Date, the amount by which (i) the
                                 Required Overcollateralization Amount exceeds (ii) the Overcollateralization Amount for such
                                 Payment Date.

                                 "Accelerated Principal Payment Amount" With respect to any Payment Date, a payment to Noteholders in an amount equal to the Overcollateralization Shortfall to the extent of funds available.

                                 "Liquidation Loss Amounts" With respect to any Payment Date and any Home Equity Loan that became a Liquidated Home Equity Loan during the related Billing Cycle, the unrecovered portion of the related Loan Balance thereof at the end of such Billing Cycle, after giving effect to the net liquidation proceeds applied in reduction of the Loan Balance.

                                 "Investor Liquidation Loss Amounts" With respect to any Payment Date, the sum of (1) the product of the Investor Floating Allocation Percentage and the aggregate of Liquidation Loss Amounts for the Revolving Credit Loans and (2) the aggregate of Liquidation Loss Amounts for the Mortgage
                                 Loans for the related Billing Cycle.

                                 "Class L Liquidation Loss Amounts" With respect to any Payment Date, an amount equal to the sum of all Liquidation Loss Amounts on the Revolving Credit Loans incurred during the prior Billing
                                 Cycle minus the portion of the Investor Liquidation Loss Amounts related to the Revolving Credit
                                 Loans.

Managed Amortization Period:     For a period of approximately 60 months from the Closing Date through the Payment Date in
                                 February 2012, the sum of (i) Principal Collections on the Mortgage Loans and (ii) the Investor
                                 Floating Allocation Percentage of the positive difference between principal collections and draws or Additional Balances created on the Revolving Credit Loans during the related Billing Cycle will be distributed in accordance with the priorities set forth under "Distributions" below.

                                 The MAP may terminate earlier due to the occurrence of a Rapid Amortization Event.

Rapid Amortization Period:       Upon the completion of the MAP or upon the occurrence of a Rapid Amortization Event, the sum of (a) all Principal Collections on the Mortgage Loans for such Payment Date and (b) all
                                 Principal Collections on the Revolving Credit Loans (but in no event greater than the Investor
                                 Revolving Amount) for such Payment Date will be distributed in accordance with the priorities set forth under "Distributions" below until the Class A Notes are retired in full.


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at the end of this material.
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MORGAN STANLEY                                                                                                   February 21, 2007
Securitized Products Group
                                                        MORGAN STANLEY
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Rapid Amortization Events:       The following will constitute Rapid Amortization Events:
                                 (a) the failure on the part of the Seller (i) to make any payment or deposit required to be made under the Home Equity Loan Purchase Agreement within five Business Days after the date such payment or deposit is required to be made; or (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the
                                 Home Equity Loan Purchase Agreement, which failure continues unremedied for a period of
                                 60 days after written notice and such failure materially and adversely affects the interests of the Securityholders or the Credit Enhancer;
                                 (b) if any representation or warranty made by the Seller in the Home Equity Loan Purchase
                                 Agreement proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of time after written notice and as a result of which the interests of the Securityholders or the Credit Enhancer are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the
                                 Seller has repurchased or caused to be repurchased or substituted for the related Home Equity
                                 Loans or all Home Equity Loans, if applicable, during such period (or within an additional 60 days with the consent of the Indenture Trustee and the Credit Enhancer) in accordance with the provisions of the Indenture;
                                 (c) the entry against the Seller or the Issuer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;
                                 (d) the Seller or the Issuer shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or the
                                 Issuer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller or the Issuer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of
                                 60 days; or the Seller or the Issuer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;
                                 (e) the Issuer becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;
                                 (f) a Servicing Default relating to the Servicer occurs under the Servicing Agreement;
                                 (g) any draw on the Policy;
                                 (h) the Issuer is determined to be an association taxable as a corporation for federal income tax purposes; or
                                 (i) an Event of Default under the Indenture has occurred and is continuing.
                                 In the case of any event described in (a), (b) or (f), a Rapid Amortization Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, the Credit
                                 Enhancer or, with the consent of the Credit Enhancer, Securityholders evidencing not less than
                                 51% of the Principal Balance of each of the Notes and the Certificates, by written notice to the
                                 Seller, the Servicer, the Indenture Trustee, the Depositor and the Owner Trustee, declare that a
                                 Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d), (e), (g), (h) or (i), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Noteholders or the Credit
                                 Enhancer immediately upon the occurrence of such event; provided, that any Rapid Amortization
                                 Event may be waived and deemed of no effect with the written consent of the Credit Enhancer and each Rating Agency, subject to the satisfaction of any conditions to such waiver.



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MORGAN STANLEY                                                                                                   February 21, 2007
Securitized Products Group
                                                        MORGAN STANLEY
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Investor Amount:                 The "Investor Amount" with respect to any Payment Date, is the amount equal to the
                                 Original Investor Amount minus (i) the aggregate amount of Investor Principal Collections distributed on all prior Payment Dates and minus (ii) the aggregate Investor Liquidation Loss
                                 Amounts for all prior Payment Dates.


Investor Floating                For any Payment Date, the percentage equivalent of a fraction, the numerator of which is the
Allocation Percentage:           Investor Revolving Amount as of that Payment Date and the denominator of which is the aggregate principal balance of the Revolving Credit Loans (at the beginning of the related Billing Cycle).

                                 "Investor Revolving Amount" With respect to any Payment Date following the Closing Date, an amount equal to the Original Investor Revolving Amount minus the excess of (A) the sum of (i) the aggregate Investor Principal Collections for all prior Payment Dates and (ii) any Investor
                                 Liquidation Loss Amounts for all prior Payment Dates over (B) the sum of (i) the aggregate
                                 Principal Collections on the Mortgage Loans for all prior Payment Dates and (ii) the aggregate
                                 Liquidation Loss Amounts for the Mortgage Loans for all prior Payment Dates.

                                 "Original Investor Revolving Amount" An amount equal to the excess of (i) the Original Investor
                                 Amount over (ii) the Cut-off Date Balance of the Mortgage Loans.

Class L Certificateholder        As of any Payment Date, the "Class Principal Balance" of the Class L Certificates will be equal to
Interest:                        the excess, if any, of the sum of the Pool Balance of the Home Equity Loans as of the beginning of the related Billing Cycle and amounts on deposit in the Pre-Funding Account, if any, over the
                                 Investor Amount on that Payment Date prior to giving effect to distributions on such Payment
                                 Date.

                                 On any Payment Date, the percentage interest represented by the Class L Certificates in the
                                 Revolving Credit Loans will equal the fraction, expressed as a percentage the numerator of which is the Class Principal Balance of the Class L Certificates immediately prior to that Payment Date and the denominator is the aggregate balance of the Revolving Credit Loans as of the beginning of the related Billing Cycle.

                                 On each Payment Date, the Class L Certificates will be entitled to receive interest on its Class
                                 Principal Balance at a rate equal to the weighted average of the Loan Rates of the Revolving
                                 Credit Loans as of the last day of the related Billing Cycle less the Servicing Fee Rate. On each
                                 Payment Date during the MAP, the Class L Certificates will be entitled to receive principal in an amount equal to the excess, if any of the Net Principal Collections related to the Revolving
                                 Credit Loans over the Investor Principal Collections related to the Revolving Credit Loans, in each case for that Payment Date. On each Payment Date during the RAP, the Class L Certificates will be entitled to receive principal in an amount equal to the excess, if any, of the Principal
                                 Collections over Investor Principal Collections, in each case related to the Revolving Credit
                                 Loans as of that Payment Date. These amounts will be distributed pari passu with the Investor P&
                                 I Collections.

                                 "Additional Balances" For each Payment Date, new advances of money made pursuant to the applicable Credit Line Agreement with respect to the Revolving Credit Loans during the related
                                 Billing Cycle.

Class O Certificateholder        The Class Principal Balance of the Class O Certificates for any payment date will be equal to the
Interest:                        sum of the aggregate principal balance of the Home Equity Loans as of the beginning of the related Billing Cycle and amounts on deposit in the Pre-Funding Account, if any, minus the sum of the Note Principal Amount of the Class A Notes and the Class Principal Balance of the
                                 Class L Certificates, in each case prior to giving effect to payments of Principal Collections and allocations of Liquidation Loss Amounts, as of that Payment Date. As of the closing date, the
                                 Class Principal Balance of the Class O Certificates is expected to equal approximately
                                 $4,250,000.


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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                                                                   February 21, 2007
Securitized Products Group
                                                        MORGAN STANLEY
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Distributions:                   On each Payment Date, distributions will be made from Investor P&I Collections on deposit in the
                                 Payment Account.  The Paying Agent shall pay to the Noteholders, the Certificates and to other
                                 Persons the amounts to which they are entitled, as set forth below in the following order of priority:
                                 (i)   sequentially to (A) concurrently (I) the Indenture Trustee, payment or reimbursement of any amounts owing to it pursuant to the Indenture and the Servicing Agreement subject to a cap (excluding, for this purpose, costs and expenses of the Indenture Trustee incurred in connection with any transfer of servicing following a default by the Servicer) of $[150,000] per annum and $[20,000] on any Payment Date and (II) the Owner Trustee, its fee for services rendered pursuant to the Trust Agreement, for such Payment Date, and (B) the Servicer, payment of any amounts owing to it pursuant to the Servicing Agreement, subject to a cap of $[50,000] per annum;
                                 (ii)  to the Credit Enhancer, the Credit Enhancer Premium for such Payment Date and any such Credit
                                 Enhancer Premium remaining unpaid for any prior Payment Date (with interest thereon);
                                 (iii) to the Noteholders, interest accrued during the related Interest Period at the Note Rate on the Note Principal Amount of the Notes immediately prior to such Payment Date, other than Net Loan
                                 Rate Cap Carry-Over Amounts;
                                 (iv)  to the Noteholders, principal equal to the Investor Principal Collections for such Payment
                                 Date less the Principal Reduction Amount for such Payment Date;
                                 (v)   to the Noteholders, an amount equal to (A) the Investor Liquidation Loss Amounts on such
                                 Payment Date, plus (B) any Investor Liquidation Loss Amounts remaining undistributed from any preceding Payment Date, provided that any Investor Liquidation Loss Amount shall not be required to be paid  to the extent that such Investor Liquidation Loss Amount was paid on the Notes by means of a draw on the Policy;
                                 (vi)  to the Credit Enhancer, reimbursement for prior draws made under the Policy and any other
                                 Reimbursement Amounts owed to the Credit Enhancer (with interest thereon);
                                 (vii) to the Noteholders, an amount equal to the Overcollateralization Deficit for such Payment
                                 Date;
                                 (viii)   to the Noteholders, principal in the amount of the Accelerated Principal Payment Amount for such Payment Date;
                                 (ix)  to the Servicer, payment of any amounts owing to it pursuant to the Servicing Agreement, not subject to a per annum cap and not previously paid;
                                 (x)   to the Noteholders, an amount equal to Net Loan Rate Cap Carry-Over Amounts not previously paid (together with interest thereon at the Note Rate, to the extent permitted by law);
                                 (xi)  to the Indenture Trustee for any other amounts owing it pursuant to this Indenture and the
                                 Servicing Agreement, not subject to a per annum cap and not previously paid and to the Owner
                                 Trustee for any other expenses due it under the Trust Agreement not subject to a per annum cap and not previously paid; and
                                 (xii) any remaining amounts to the Class O Certificates.

                                 The "Principal Reduction Amount" is, with respect to any Payment Date, the lesser of (a) the
                                 Investor Principal Collections and (b) the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount, each for such Payment Date.

                                 The "Initial Overcollateralization Target Amount" is 1.60% of the Original Investor Amount.

                                 The "Overcollateralization Amount" is, with respect to any date of determination, the amount, if any, by which the Investor Amount exceeds the outstanding balance of the Notes. On the Closing
                                 Date, the Overcollateralization Amount is expected to be approximately $[4,250,000] which represents [0.50]% of the Original Investor Amount.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                                                                   February 21, 2007
Securitized Products Group
                                                        MORGAN STANLEY
-----------------------------------------------------------------------------------------------------------------------------------


                                 The "Required Overcollateralization Amount" means for any Payment Date
                                          (a) prior to the Stepdown Date, the Initial Overcollateralization Target Amount; or
                                          (b) on or after the Stepdown Date, the lesser of
                                                   (1) the Initial Overcollateralization Target Amount, and
                                                   (2) the greatest of (i) 3.20% of the current Investor Amount net of current period Investor Principal Collections and Investor Liquidation Loss Amounts, (ii)
                                                   the Overcollateralization Floor, and (iii) the lesser of: (A) the sum of the three largest outstanding loan balances and (B) 0.75% of the Original Investor
                                                   Amount; or
                                          (c) on which a Trigger Event is in effect, the Required Overcollateralization Amount in effect on the prior Payment Date.

                                 "Reimbursement Amounts" are, with respect to any Payment Date will be the sum of the amounts paid and costs and expenses incurred by the Credit Enhancer, to the extent of funds available.

                                 The "Overcollateralization Floor" is an amount equal to 0.50% of the sum of (a) the aggregate principal balance of the Home Equity Loans as of the Cut-off Date and (b) the amount deposited in the Pre-Funding Account on the Closing Date.

                                 "Stepdown Date" means, the later of (1) the Payment Date in September 2009 or (2) the first Payment
                                 Date on which the Overcollateralization Amount is greater than or equal to 3.20% of the Investor
                                 Amount net of current period Investor Principal Collections and Investor Liquidation Loss Amounts
                                 for that Payment Date, so long as a Trigger Event is not in effect for that Payment Date.

                                 A "Trigger Event" is in effect on a Payment Date if the six-month rolling 60 day plus delinquencies
                                 (including foreclosures and REOs) exceed 4.00% of the current Pool Balance and the cumulative losses through such Payment Date exceed the respective cumulative loss amount percentages indicated
                                 below:

                                                            Months 31 through 36        [1.025]%
                                                            Months 37 through 48        [1.400]%
                                                            Months 49 through 60        [2.000]%
                                                            Month 61 and thereafter     [2.500]%


Servicer Advances:               There generally will be no Servicer Advances.

Static Pool Information:         In addition, information concerning the performance of the Mortgage Loans originated and serviced by MSCC in the sponsor's prior residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at
                                 http://www.morganstanley.com/institutional/abs_spi/MSCC.html.  On this website, you can view delinquency, cumulative loss, and prepayment information by vintage year for these Mortgage Loans for the past two years or if originated less than two years ago, since origination.  In addition, the performance information relating to the Mortgage Loans described above may have been influenced by factors beyond MSCC's control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loans securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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MORGAN STANLEY                                                                                                   February 21, 2007
Securitized Products Group
                                                        MORGAN STANLEY
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Registration Statement           This term sheet does not contain all information that is required to be included in a registration
and Prospectus:                  statement, or in a base prospectus and prospectus supplement.

                                 The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                                 The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
                                 http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/efc6-1020_forms3a.txt

Risk Factors:                    PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND IN THE FREE
                                 WRITING PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN
                                 INVESTMENT IN THE OFFERED CERTIFICATES.



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This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
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                                                    Page 13
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MORGAN STANLEY                                                                                                   February 21, 2007
Securitized Products Group
                                                        MORGAN STANLEY
-----------------------------------------------------------------------------------------------------------------------------------





                                                 Weighted Average Life and Maturity(1)
                                           Sensitivity of the Notes to Prepayments and Draws

                                                                Class A


                                                   (Assumes 10% Optional Redemption)

--------------------------------------------------------------------------------------------------------------------------------
                                                         Prepayment Speeds
--------------------------------------------------------------------------------------------------------------------------------
----------------------------- -------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
        % CPR HELOC             0.0%     15.0%     20.0%    25.0%     30.0%     35.0%     40.0%     45.0%     50.0%     60.0%
----------------------------- -------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
    % CPR ARM Non-HELOC         0.0%     7.5%      10.0%    12.5%     15.0%     17.5%     20.0%     22.5%     25.0%     30.0%
----------------------------- -------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
   % PPC Fixed Non-HELOC        0.0%     37.5%     50.0%    62.5%     75.0%     87.5%    100.0%    112.5%    125.0%    150.0%
----------------------------- -------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
               Draw Rate (2)
-------------- -------------- -------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
  WAL (yrs)         0%          9.35     4.75      3.88      3.09     2.52      2.12      1.80      1.55      1.36      1.03
  Maturity                     05/2017  12/2016   09/2016  12/2014   06/2013   06/2012   08/2011   12/2010   07/2010   08/2009
   Window                       1-123    1-118     1-115     1-94     1-76      1-64      1-54      1-46      1-41      1-30
-------------- -------------- -------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
  WAL (yrs)         10%         9.27     6.30      5.02      3.99     3.23      2.65      2.21      1.86      1.57      1.17
  Maturity                     01/2017  10/2016   09/2016  07/2015   06/2014   06/2013   08/2012   10/2011   01/2011   01/2010
   Window                       1-119    1-116     1-115    1-101     1-88      1-76      1-66      1-56      1-47      1-35
-------------- -------------- -------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
  WAL (yrs)         15%         9.29     7.40      5.79      4.58     3.69      3.01      2.49      2.07      1.73      1.25
  Maturity                     01/2017  09/2016   06/2016  07/2015   09/2014   11/2013   01/2013   04/2012   06/2011   03/2010
   Window                       1-119    1-115     1-112    1-101     1-91      1-81      1-71      1-62      1-52      1-37
-------------- -------------- -------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
  WAL (yrs)         16%         9.30     7.32      5.97      4.72     3.79      3.10      2.55      2.12      1.76      1.27
  Maturity                     01/2017  09/2016   05/2016  07/2015   09/2014   12/2013   02/2013   05/2012   07/2011   04/2010
   Window                       1-119    1-115     1-111    1-101     1-91      1-82      1-72      1-63      1-53      1-38
-------------- -------------- -------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
  WAL (yrs)         20%         9.28     6.79      6.78      5.33     4.26      3.46      2.83      2.33      1.93      1.36
  Maturity                     01/2017  10/2015   02/2016  06/2015   10/2014   02/2014   06/2013   09/2012   12/2011   07/2010
   Window                       1-119    1-104     1-108    1-100     1-92      1-84      1-76      1-67      1-58      1-41
-------------- -------------- -------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
  WAL (yrs)         25%         9.23     6.32      6.24      6.31     5.01      4.02      3.26      2.66      2.19      1.48
  Maturity                     12/2016  12/2014   11/2014  04/2015   10/2014   04/2014   09/2013   02/2013   06/2012   10/2010
   Window                       1-118    1-94      1-93      1-98     1-92      1-86      1-79      1-72      1-64      1-44
-------------- -------------- -------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
  WAL (yrs)         30%         9.22     6.21      5.89      5.89     5.99      4.76      3.81      3.09      2.51      1.64
  Maturity                     12/2016  10/2014   03/2014  04/2014   09/2014   04/2014   11/2013   06/2013   11/2012   03/2011
   Window                       1-118    1-92      1-85      1-86     1-91      1-86      1-81      1-76      1-69      1-49
-------------- -------------- -------- --------- --------- -------- --------- --------- --------- --------- --------- ----------


Notes:   (1) Run to the first Optional Redemption Date.
         (2) The Draw Rate applies only to the HELOC loans.



-----------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-----------------------------------------------------------------------------------------------------------------------------------

                                                    Page 14
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MORGAN STANLEY                                                                                                   February 21, 2007
Securitized Products Group
                                                        MORGAN STANLEY
-----------------------------------------------------------------------------------------------------------------------------------


                                                 Weighted Average Life and Maturity(1)
                                           Sensitivity of the Notes to Prepayments and Draws

                                                                Class A


                                                   (Assumes no Optional Redemption)


---------------------------------------------------------------------------------------------------------------------------------
                                                          Prepayment Speeds
---------------------------------------------------------------------------------------------------------------------------------
----------------------------- --------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
        % CPR HELOC             0.0%      15.0%     20.0%    25.0%     30.0%     35.0%     40.0%     45.0%     50.0%     60.0%
----------------------------- --------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
    % CPR ARM Non-HELOC         0.0%      7.5%      10.0%    12.5%     15.0%     17.5%     20.0%     22.5%     25.0%     30.0%
----------------------------- --------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
   % PPC Fixed Non-HELOC        0.0%      37.5%     50.0%    62.5%     75.0%     87.5%    100.0%    112.5%    125.0%    150.0%
----------------------------- --------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
               Draw Rate (2)
-------------- -------------- --------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
  WAL (yrs)         0%          9.43      4.78      3.91      3.24     2.72      2.30      1.97      1.70      1.48      1.14
  Maturity                     11/2021   09/2019   04/2018  05/2017   05/2017   01/2017   10/2016   04/2016   02/2015   04/2013
   Window                       1-177     1-151     1-134    1-123     1-123     1-119     1-116     1-110     1-96      1-74
-------------- -------------- --------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
  WAL (yrs)         10%         9.36      6.31      5.03      4.07     3.34      2.78      2.34      1.99      1.70      1.27
  Maturity                     11/2021   09/2019   04/2018  11/2016   09/2016   04/2016   10/2015   04/2015   10/2014   08/2013
   Window                       1-177     1-151     1-134    1-117     1-115     1-110     1-104     1-98      1-92      1-78
-------------- -------------- --------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
  WAL (yrs)         15%         9.38      7.41      5.81      4.63     3.76      3.10      2.59      2.18      1.85      1.36
  Maturity                     11/2021   09/2019   04/2018  11/2016   02/2016   09/2015   05/2015   12/2014   08/2014   09/2013
   Window                       1-177     1-151     1-134    1-117     1-108     1-103     1-99      1-94      1-90      1-79
-------------- -------------- --------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
  WAL (yrs)         16%         9.39      7.33      6.00      4.76     3.86      3.18      2.65      2.23      1.89      1.38
  Maturity                     11/2021   09/2019   04/2018  11/2016   01/2016   08/2015   04/2015   12/2014   07/2014   09/2013
   Window                       1-177     1-151     1-134    1-117     1-107     1-102     1-98      1-94      1-89      1-79
-------------- -------------- --------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
  WAL (yrs)         20%         9.37      6.82      6.81      5.36     4.31      3.51      2.90      2.42      2.04      1.47
  Maturity                     11/2021   09/2019   04/2018  11/2016   09/2015   04/2015   01/2015   09/2014   06/2014   09/2013
   Window                       1-177     1-151     1-134    1-117     1-103     1-98      1-95      1-91      1-88      1-79
-------------- -------------- --------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
  WAL (yrs)         25%         9.32      6.36      6.27      6.33     5.03      4.06      3.31      2.73      2.27      1.59
  Maturity                     11/2021   09/2019   04/2018  11/2016   08/2015   12/2014   09/2014   06/2014   04/2014   09/2013
   Window                       1-177     1-151     1-134    1-117     1-102     1-94      1-91      1-88      1-86      1-79
-------------- -------------- --------- --------- --------- -------- --------- --------- --------- --------- --------- ----------
  WAL (yrs)         30%         9.31      6.26      5.92      5.91     6.01      4.78      3.85      3.13      2.56      1.76
  Maturity                     11/2021   09/2019   04/2018  11/2016   08/2015   09/2014   07/2014   04/2014   02/2014   09/2013
   Window                       1-177     1-151     1-134    1-117     1-102     1-91      1-89      1-86      1-84      1-79
-------------- -------------- --------- --------- --------- -------- --------- --------- --------- --------- --------- ----------

Notes:   (1) Run to the Scheduled Final Payment Date
         (2) The Draw Rate applies only to the HELOC loans.


-----------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-----------------------------------------------------------------------------------------------------------------------------------

                                                    Page 15
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MORGAN STANLEY                                                                                                   February 21, 2007
Securitized Products Group
                                                        MORGAN STANLEY
-----------------------------------------------------------------------------------------------------------------------------------




                                                  Net Loan Rate Cap Schedule(1)

     Period   Distribution   Net Loan Rate      Period  Distribution  Net Loan Rate        Period  Distribution  Net Loan Rate
                  Date       Cap (ACT/360)                  Date      Cap (ACT/360)                    Date      Cap (ACT/360)
     ---------------------------------------------------------------------------------------------------------------------------

        1        Mar-07          7.13             41       Jul-10         12.00              81       Nov-13         12.00
        2        Apr-07          10.94            42       Aug-10         12.00              82       Dec-13         12.00
        3        May-07          11.26            43       Sep-10         12.00              83       Jan-14         12.00
        4        Jun-07          11.92            44       Oct-10         12.00              84       Feb-14         12.00
        5        Jul-07          12.00            45       Nov-10         12.00              85       Mar-14         12.00
        6        Aug-07          12.00            46       Dec-10         12.00              86       Apr-14         12.00
        7        Sep-07          12.00            47       Jan-11         12.00              87       May-14         12.00
        8        Oct-07          12.00            48       Feb-11         12.00              88       Jun-14         12.00
        9        Nov-07          12.00            49       Mar-11         12.00              89       Jul-14         12.00
       10        Dec-07          12.00            50       Apr-11         12.00              90       Aug-14         12.00
       11        Jan-08          12.00            51       May-11         12.00              91       Sep-14         12.00
       12        Feb-08          12.00            52       Jun-11         12.00              92       Oct-14         12.00
       13        Mar-08          12.00            53       Jul-11         12.00              93       Nov-14         12.00
       14        Apr-08          12.00            54       Aug-11         12.00              94       Dec-14         12.00
       15        May-08          12.00            55       Sep-11         12.00              95       Jan-15         12.00
       16        Jun-08          12.00            56       Oct-11         12.00              96       Feb-15         12.00
       17        Jul-08          12.00            57       Nov-11         12.00              97       Mar-15         12.00
       18        Aug-08          12.00            58       Dec-11         12.00              98       Apr-15         12.00
       19        Sep-08          12.00            59       Jan-12         12.00
       20        Oct-08          12.00            60       Feb-12         12.00
       21        Nov-08          12.00            61       Mar-12         12.00
       22        Dec-08          12.00            62       Apr-12         12.00
       23        Jan-09          12.00            63       May-12         12.00
       24        Feb-09          12.00            64       Jun-12         12.00
       25        Mar-09          12.00            65       Jul-12         12.00
       26        Apr-09          12.00            66       Aug-12         12.00
       27        May-09          12.00            67       Sep-12         12.00
       28        Jun-09          12.00            68       Oct-12         12.00
       29        Jul-09          12.00            69       Nov-12         12.00
       30        Aug-09          12.00            70       Dec-12         12.00
       31        Sep-09          12.00            71       Jan-13         12.00
       32        Oct-09          12.00            72       Feb-13         12.00
       33        Nov-09          12.00            73       Mar-13         12.00
       34        Dec-09          12.00            74       Apr-13         12.00
       35        Jan-10          12.00            75       May-13         12.00
       36        Feb-10          12.00            76       Jun-13         12.00
       37        Mar-10          12.00            77       Jul-13         12.00
       38        Apr-10          12.00            78       Aug-13         12.00
       39        May-10          12.00            79       Sep-13         12.00
       40        Jun-10          12.00            80       Oct-13         12.00


(1) Run assuming prepayment rate of 40% CPR and a Draw Rate of 16% for the HELOCs, 20% CPR for the ARM Non-HELOCs, 100% PPC for the
Fixed Non- HELOCs, no losses, and with Prime Rate, 1 month, 6 month and 1 year LIBOR Rates of 20% and a Maximum Note Rate of 12.00%
per annum


                                                    Page 16
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MORGAN STANLEY                                                February 21, 2007
Securitized Products Group
                                MORGAN STANLEY
-------------------------------------------------------------------------------




--------------------------------------------------------------------------
         Collateral Summary (as of the Statistical Cut-Off Date)
                                                       MSCC 2007-1
------------------------------------------------ -------------------------

Aggregate Principal Balance:                         $730,376,794.37

Number of Home Equity Loans:                              8,632

Average Outstanding Principal Bal:                      $84,612.70

Avg. HELOC Credit Limit:                               $188,894.60

Avg. HELOC Credit Lim. Utilization Rate:                  47.28%

Wtd Avg Coupon:                                           7.798%

Wtd Avg Margin:                                      -0.451% (Prime)
                                                      1.625% (LIBOR)

Wtd Avg Max Rate:                                        14.383%

Wtd Avg Std Rem Term:                                   120 months

Seasoning:                                               7 months

% Owner Occupied:                                         89.96%

State Concentration (>5%):                             CA (24.83%)
                                                       FL (12.44%)
                                                       NY  (7.19%)
                                                       NJ  (6.59%)

1st/2nd liens:                                       23.75% / 76.25%

Wtd Avg FICO:                                              742
% FICO below 750                                          51.36%
% FICO below 700                                          20.50%
% FICO below 650                                          3.96%

Wtd Avg Original Combined LTV:                            70.05%
% Original CLTV > 80                                      35.61%
% Original CLTV > 90                                      4.02%
% Original CLTV > 100                                     0.05%

------------------------------------------------ -------------------------

-------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                February 21, 2007
Securitized Products Group
                                MORGAN STANLEY
-------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                                                            Product Type
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
                                    NUMBER OF       PRINCIPAL
                                      HOME           BALANCE          % OF PRINCIPAL       GROSS            ORIGINAL
                                     EQUITY         AS OF THE          BALANCE AS OF       COUPON             CLTV
PRODUCT TYPE                          LOANS       CUT-OFF DATE($)     THE CUT-OFF DATE       (%)      FICO     (%)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------

---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Fixed - 10 Year                               6       261,469.27                    0.04      7.762    749     69.15
Fixed - 15 Year                           1,104    53,272,142.15                    7.29      7.906    725     76.13
Fixed - 20 Year                              71     5,099,594.75                    0.70      7.850    729     61.78
Fixed - 30 Year                               1        33,138.81                    0.00     10.500    747     86.69
IO ARM - 1 Month                              6     3,630,708.34                    0.50      6.875    705     63.76
IO ARM - 6 Month                              3     1,983,897.95                    0.27      6.906    781     37.17
IO ARM - 1 Year                               2     1,701,620.38                    0.23      7.000    722     70.47
1st Lien HELOC                            1,440   161,278,475.93                   22.08      7.776    757     59.05
2nd Lien HELOC                            5,999   503,115,746.79                   68.88      7.806    740     73.18
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Total:                                    8,632   730,376,794.37                  100.00      7.798    742     70.05
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------


---------------------------------------------------------------------------------------------------------------------
                                                            Property Type
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
                                   NUMBER OF       PRINCIPAL
                                     HOME           BALANCE          % OF PRINCIPAL       GROSS            ORIGINAL
                                    EQUITY         AS OF THE          BALANCE AS OF       COUPON             CLTV
PROPERTY TYPE                        LOANS       CUT-OFF DATE($)     THE CUT-OFF DATE       (%)      FICO     (%)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Single Family Residence                   6,637   552,448,625.13                   75.64      7.811    741     69.49
Planned Unit Development                  1,136   109,119,146.54                   14.94      7.738    749     72.36
Condominium                                 727    57,151,981.87                    7.82      7.769    740     71.07
2-4 Family                                  121    10,944,710.02                    1.50      7.900    735     69.14
Other                                        11       712,330.81                    0.10      8.035    745     79.49
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Total:                                    8,632   730,376,794.37                  100.00      7.798    742     70.05
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------


---------------------------------------------------------------------------------------------------------------------
                                                              Occupancy
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
                                   NUMBER OF       PRINCIPAL
                                     HOME           BALANCE          % OF PRINCIPAL       GROSS            ORIGINAL
                                    EQUITY         AS OF THE          BALANCE AS OF       COUPON             CLTV
OCCUPANCY                            LOANS       CUT-OFF DATE($)     THE CUT-OFF DATE       (%)      FICO     (%)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Primary                                   8,048   657,014,812.72                   89.96      7.799    743     70.26
Second Home                                 401    57,264,029.17                    7.84      7.682    738     68.17
Investment                                  183    16,097,952.48                    2.20      8.192    730     68.06
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Total:                                    8,632   730,376,794.37                  100.00      7.798    742     70.05
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------


-----------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-----------------------------------------------------------------------------------------------------------------------------------

                                                    Page 18

-----------------------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY                                                                                                   February 21, 2007
Securitized Products Group
                                                        MORGAN STANLEY
-----------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                                             Current Home Equity Loan Principal Balance
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
                                   NUMBER OF       PRINCIPAL
                                     HOME           BALANCE          % OF PRINCIPAL       GROSS            ORIGINAL
CURRENT HOME EQUITY LOAN            EQUITY         AS OF THE          BALANCE AS OF       COUPON             CLTV
PRINCIPAL BALANCE ($)                LOANS       CUT-OFF DATE($)     THE CUT-OFF DATE       (%)      FICO     (%)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
0.01 - 10,000.00                            726     5,147,954.97                    0.70      8.078    758     67.39
10,000.01 - 20,000.00                     1,121    17,128,263.78                    2.35      8.077    749     69.60
20,000.01 - 30,000.00                     1,191    29,911,729.50                    4.10      8.006    741     69.63
30,000.01 - 40,000.00                       928    32,640,093.30                    4.47      7.931    742     70.94
40,000.01 - 50,000.00                       837    38,364,597.02                    5.25      7.926    742     69.90
50,000.01 - 60,000.00                       482    26,592,749.51                    3.64      7.878    745     70.48
60,000.01 - 70,000.00                       420    27,399,937.36                    3.75      7.860    741     72.91
70,000.01 - 80,000.00                       361    27,095,085.20                    3.71      7.832    743     70.64
80,000.01 - 90,000.00                       287    24,383,108.56                    3.34      7.803    743     67.72
90,000.01 - 100,000.00                      325    31,210,619.42                    4.27      7.830    746     67.28
100,000.01 - 110,000.00                     187    19,596,283.88                    2.68      7.820    746     72.87
110,000.01 - 120,000.00                     141    16,234,900.20                    2.22      7.796    742     72.81
120,000.01 - 130,000.00                     136    17,004,412.71                    2.33      7.714    744     67.10
130,000.01 - 140,000.00                     115    15,551,796.31                    2.13      7.773    740     65.22
140,000.01 - 150,000.00                     133    19,381,401.13                    2.65      7.828    740     71.73
150,000.01 - 200,000.00                     416    72,451,417.70                    9.92      7.762    740     70.23
200,000.01 - 250,000.00                     257    57,429,194.73                    7.86      7.743    750     71.85
250,000.01 - 300,000.00                     171    47,218,728.98                    6.46      7.705    744     68.14
300,000.01 - 350,000.00                      89    28,894,959.02                    3.96      7.720    745     71.89
350,000.01 - 400,000.00                      79    29,703,214.94                    4.07      7.724    745     73.33
400,000.01 - 450,000.00                      42    17,832,628.68                    2.44      7.860    751     70.47
450,000.01 - 500,000.00                      47    22,429,074.26                    3.07      7.665    741     67.54
500,000.01 - 1,000,000.00                   123    79,589,670.39                   10.90      7.677    734     68.74
1,000,000.01 - 1,500,000.00                  10    12,602,806.24                    1.73      7.690    733     63.43
1,500,000.01 - 2,000,000.00                   7    12,142,166.58                    1.66      7.886    734     76.13
2,000,000.01 - 2,500,000.00                   1     2,440,000.00                    0.33      7.750    661     80.00
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Total:                                    8,632   730,376,794.37                  100.00      7.798    742     70.05
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Minimum: $1,284.14
Maximum: $2,440,000.00
Average: $84,612.70


-----------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-----------------------------------------------------------------------------------------------------------------------------------

                                                    Page 19

-----------------------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY                                                                                                   February 21, 2007
Securitized Products Group
                                                        MORGAN STANLEY
-----------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                                                  Geographic Distribution by State
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
                                   NUMBER OF       PRINCIPAL
                                     HOME           BALANCE          % OF PRINCIPAL       GROSS            ORIGINAL
                                    EQUITY         AS OF THE          BALANCE AS OF       COUPON             CLTV
GEOGRAPHIC DISTRIBUTION BY STATE     LOANS       CUT-OFF DATE($)     THE CUT-OFF DATE       (%)      FICO     (%)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Alabama                                      76     3,384,600.70                    0.46      7.910    742     76.30
Alaska                                       23     1,701,847.67                    0.23      7.968    729     75.81
Arizona                                     249    19,688,115.50                    2.70      7.781    751     71.58
Arkansas                                      6       137,696.55                    0.02      7.704    760     63.00
California                                1,723   181,363,820.66                   24.83      7.756    750     66.71
Colorado                                    124    13,358,406.17                    1.83      7.739    753     71.80
Connecticut                                 132    15,892,609.94                    2.18      7.744    734     68.98
Delaware                                     60     3,370,039.89                    0.46      7.834    751     70.97
District of Columbia                         31     5,595,514.35                    0.77      7.981    721     72.27
Florida                                     933    90,870,670.85                   12.44      7.764    743     68.42
Georgia                                     182    14,989,076.90                    2.05      7.839    745     78.89
Hawaii                                      108    14,559,525.50                    1.99      7.761    742     65.42
Idaho                                        35     1,662,788.32                    0.23      7.903    726     72.71
Illinois                                    378    25,768,903.47                    3.53      7.877    732     74.48
Indiana                                      73     3,731,103.96                    0.51      8.022    726     79.78
Iowa                                         29     1,203,091.89                    0.16      7.858    759     80.76
Kansas                                       53     2,333,730.70                    0.32      7.849    737     77.92
Kentucky                                     26     1,470,686.75                    0.20      7.878    738     77.40
Louisiana                                    37     1,605,442.46                    0.22      7.868    732     72.88
Maine                                        34     2,804,676.65                    0.38      7.765    732     71.92
Maryland                                    205    17,167,270.71                    2.35      7.761    738     69.02
Massachusetts                               195    18,528,182.62                    2.54      7.766    733     64.61
Michigan                                    247    13,243,466.89                    1.81      7.887    741     77.06
Minnesota                                   159    12,412,581.75                    1.70      7.808    754     71.63
Mississippi                                  28     1,223,258.18                    0.17      8.044    737     82.75
Missouri                                     97     5,780,189.25                    0.79      7.984    745     80.73
Montana                                      19       804,494.90                    0.11      8.170    734     75.29
Nebraska                                     39     1,795,818.17                    0.25      7.865    747     82.84
Nevada                                      121    13,290,373.83                    1.82      7.787    737     72.04
New Hampshire                                49     4,845,326.24                    0.66      7.817    704     75.49
New Jersey                                  510    48,103,870.90                    6.59      7.780    732     69.90
New Mexico                                   70     3,695,367.94                    0.51      8.008    755     74.26
New York                                    514    52,489,737.76                    7.19      7.753    734     66.27
North Carolina                              156     7,907,789.25                    1.08      7.859    734     70.52
North Dakota                                  4        78,324.69                    0.01      7.619    752     86.56
Ohio                                        159     7,801,547.85                    1.07      7.943    749     83.60
Oklahoma                                     46     2,242,830.97                    0.31      8.064    739     77.39
Oregon                                      141    11,462,497.37                    1.57      7.818    737     74.40
Pennsylvania                                299    19,636,094.94                    2.69      7.851    748     73.80
Rhode Island                                 26     2,698,219.29                    0.37      7.739    736     69.16
South Carolina                               90     6,847,322.78                    0.94      7.802    730     68.20
South Dakota                                 14       674,431.82                    0.09      7.749    778     80.00
Tennessee                                   227    12,494,805.13                    1.71      8.094    744     80.08
Texas                                       130     8,096,900.11                    1.11      7.753    738     63.50
Utah                                         80     5,624,638.47                    0.77      7.844    730     72.17
Vermont                                      44     2,379,938.45                    0.33      7.581    730     69.58
Virginia                                    307    21,854,787.35                    2.99      7.835    745     72.58
Washington                                  174    14,155,257.32                    1.94      7.804    752     70.77
West Virginia                                30       966,590.86                    0.13      8.078    737     74.75
Wisconsin                                   131     6,229,076.41                    0.85      7.911    736     76.59
Wyoming                                       9       353,453.29                    0.05      7.721    758     74.04
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Total:                                    8,632   730,376,794.37                  100.00      7.798    742     70.05
------------------------------------------------ ---------------- ----------------------- ---------- ------ ---------
Number of States/District of Columbia
Represented: 51


-----------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-----------------------------------------------------------------------------------------------------------------------------------

                                                    Page 20

-----------------------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY                                                                                                   February 21, 2007
Securitized Products Group
                                                        MORGAN STANLEY
-----------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                                              Original Combined Loan-to-Value Ratio (%)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
                                  NUMBER OF       PRINCIPAL
                                    HOME           BALANCE          % OF PRINCIPAL       GROSS            ORIGINAL
ORIGINAL COMBINED LOAN-TO-VALUE    EQUITY         AS OF THE          BALANCE AS OF       COUPON             CLTV
RATIO (%)                           LOANS       CUT-OFF DATE($)     THE CUT-OFF DATE       (%)      FICO     (%)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
0.01 - 5.00                                   4        78,708.52                    0.01      8.133    746      4.73
5.01 - 10.00                                 44     1,730,244.25                    0.24      7.811    757      8.29
10.01 - 15.00                                88     4,487,180.79                    0.61      7.749    750     12.90
15.01 - 20.00                               120     8,381,461.52                    1.15      7.729    736     17.98
20.01 - 25.00                               150    10,637,175.87                    1.46      7.685    761     23.24
25.01 - 30.00                               165    12,101,698.46                    1.66      7.818    756     27.90
30.01 - 35.00                               209    16,158,719.78                    2.21      7.763    755     32.78
35.01 - 40.00                               246    16,498,398.15                    2.26      7.732    752     37.48
40.01 - 45.00                               284    25,178,675.28                    3.45      7.718    753     42.49
45.01 - 50.00                               378    31,665,978.09                    4.34      7.738    747     47.84
50.01 - 55.00                               331    32,777,287.85                    4.49      7.741    737     52.67
55.01 - 60.00                               412    41,635,627.89                     5.7      7.669    755     57.75
60.01 - 65.00                               471    40,808,918.21                    5.59       7.73    744     62.56
65.01 - 70.00                               544    54,567,389.03                    7.47      7.751    741     67.77
70.01 - 75.00                               631    59,723,049.90                    8.18      7.779    742     72.87
75.01 - 80.00                             1,289   113,836,915.73                   15.59      7.776    736     78.44
80.01 - 85.00                               671    60,761,337.26                    8.32      7.786    740     82.68
85.01 - 90.00                             2,041   169,995,109.98                   23.27      7.818    742     88.85
90.01 - 95.00                               294    13,285,629.18                    1.82      8.526    713     93.31
95.01 - 100.00                              249    15,676,908.82                    2.15      8.486    729     98.85
>= 100.01                                    11       390,379.81                    0.05      9.058    709    100.21
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Total:                                    8,632   730,376,794.37                     100      7.798    742     70.05
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Minimum: 3.73%
Maximum: 102.18%
WA by Current Balance: 70.05%


---------------------------------------------------------------------------------------------------------------------
                                                Junior Loan Ratio (%, 2nd Lien only)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
                                   NUMBER OF       PRINCIPAL
                                     HOME           BALANCE          % OF PRINCIPAL       GROSS            ORIGINAL
                                    EQUITY         AS OF THE          BALANCE AS OF       COUPON             CLTV
JUNIOR LOAN RATIO (%)                LOANS       CUT-OFF DATE($)     THE CUT-OFF DATE       (%)      FICO     (%)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
0.01 - 5.00                                  75     2,005,891.15                    0.36      7.827    726     62.14
5.01 - 10.00                                875    33,895,791.39                    6.09      7.840    727     67.83
10.01 - 15.00                             1,052    50,891,252.68                    9.14      7.864    730     65.95
15.01 - 20.00                             1,239    78,937,526.07                   14.17      7.861    737     69.88
20.01 - 25.00                               992    74,117,623.33                   13.31      7.822    737     71.08
25.01 - 30.00                               742    68,609,604.66                   12.32      7.792    739     72.29
30.01 - 40.00                             1,068   110,614,817.59                   19.86      7.795    737     75.27
40.01 - 50.00                               618    80,174,175.52                   14.40      7.821    742     78.55
50.01 - 60.00                               247    32,790,396.53                    5.89      7.721    748     81.85
60.01 - 70.00                               136    18,964,388.36                    3.41      7.798    760     83.94
70.01 - 80.00                                43     5,136,482.98                    0.92      7.824    730     87.42
80.01 - 90.00                                11       809,015.96                    0.15      7.830    751     89.29
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Total:                                    7,098   556,946,966.22                  100.00      7.817    738     73.52
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Minimum: 0.73%
Maximum: 89.57%
WA by Current Balance: 30.29%


-----------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-----------------------------------------------------------------------------------------------------------------------------------

                                                    Page 21

-----------------------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY                                                                                                   February 21, 2007
Securitized Products Group
                                                        MORGAN STANLEY
-----------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                                                         Mortgage Rates (%)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
                                   NUMBER OF       PRINCIPAL
                                     HOME           BALANCE          % OF PRINCIPAL       GROSS            ORIGINAL
                                    EQUITY         AS OF THE          BALANCE AS OF       COUPON             CLTV
MORTGAGE RATES (%)                   LOANS       CUT-OFF DATE($)     THE CUT-OFF DATE       (%)      FICO     (%)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
5.501 - 6.000                                 1        10,492.89                    0.00      6.000    802     10.91
6.501 - 7.000                               167    15,893,022.81                    2.18      6.959    742     63.33
7.001 - 7.500                               974   136,786,966.75                   18.73      7.468    746     69.39
7.501 - 8.000                             5,790   478,106,576.12                   65.46      7.768    746     68.55
8.001 - 8.500                             1,016    71,807,499.80                    9.83      8.271    721     77.65
8.501 - 9.000                               349    16,980,014.73                    2.32      8.812    709     85.59
9.001 - 9.500                               148     5,768,603.29                    0.79      9.315    683     83.35
9.501 - 10.000                              107     2,733,583.64                    0.37      9.835    722     70.34
10.001 - 10.500                              41     1,136,539.04                    0.16     10.315    677     82.41
10.501 - 11.000                              12       639,099.20                    0.09     10.958    768     81.80
11.001 - 11.500                               6       131,176.02                    0.02     11.268    691     68.02
11.501 - 12.000                               6        85,417.42                    0.01     11.949    738     85.73
12.001 - 12.500                               2       129,535.15                    0.02     12.240    598     60.77
12.501 - 13.000                               1         9,951.60                    0.00     12.590    738     89.93
13.001 - 13.500                               4        47,993.69                    0.01     13.241    608     95.81
13.501 - 14.000                               1         9,124.58                    0.00     13.750    792     93.52
14.001 - 14.500                               2        42,773.93                    0.01     14.240    644     96.44
14.501 - 15.000                               3        30,063.76                    0.00     14.864    643     85.13
>= 15.001                                     2        28,359.95                    0.00     16.302    673     96.89
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Total:                                    8,632   730,376,794.37                  100.00      7.798    742     70.05
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Minimum: 6.000%
Maximum: 17.750%
Weighted Average: 7.798%


---------------------------------------------------------------------------------------------------------------------
                                                 Gross Margin (%, LIBOR Index only)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
                                   NUMBER OF       PRINCIPAL
                                     HOME           BALANCE          % OF PRINCIPAL       GROSS            ORIGINAL
                                    EQUITY         AS OF THE          BALANCE AS OF       COUPON             CLTV
GROSS MARGIN (%)                     LOANS       CUT-OFF DATE($)     THE CUT-OFF DATE       (%)      FICO     (%)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
1.001 - 1.500                                 7     5,128,271.39                   70.09      6.875    728     52.44
1.501 - 2.000                                 4     2,187,955.28                   29.91      7.000    733     71.39
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Total:                                       11     7,316,226.67                  100.00      6.912    730     58.11
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Minimum: 1.500%
Maximum: 2.000%
Weighted Average: 1.625%


-----------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-----------------------------------------------------------------------------------------------------------------------------------

                                                    Page 22

---------------------------------------------------------------------------------------------------------------------
                                                 Gross Margin (%, PRIME Index only)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
                                   NUMBER OF       PRINCIPAL
                                     HOME           BALANCE          % OF PRINCIPAL       GROSS            ORIGINAL
                                    EQUITY         AS OF THE          BALANCE AS OF       COUPON             CLTV
GROSS MARGIN (%)                     LOANS       CUT-OFF DATE($)     THE CUT-OFF DATE       (%)      FICO     (%)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
-1.249 - -1.000                               4       320,014.50                    0.05      7.250    758     74.58
-0.999 - -0.750                             756   123,094,114.39                   18.53      7.478    748     69.46
-0.749 - -0.500                           4,486   379,820,937.12                   57.17      7.729    752     66.80
-0.499 - -0.250                             979    81,831,335.17                   12.32      7.918    725     75.38
-0.249 - 0.000                              593    48,394,478.34                    7.28      8.219    730     76.62
0.001 - 0.250                               166    11,170,216.69                    1.68      8.443    695     82.04
0.251 - 0.500                                90     6,427,355.76                    0.97      8.705    704     87.86
0.501 - 0.750                               128     5,082,256.52                    0.76      8.991    723     79.68
0.751 - 1.000                                70     3,053,593.98                    0.46      9.249    698     86.31
1.001 - 1.250                                22     1,140,761.37                    0.17      9.497    655     72.08
1.251 - 1.500                                32     1,094,309.90                    0.16      9.749    753     51.73
1.501 - 1.750                                48     1,123,114.59                    0.17      9.924    708     78.63
1.751 - 2.000                                31       699,898.80                    0.11     10.246    685     76.76
2.001 - 2.250                                 3        97,970.55                    0.01     10.500    635     90.63
2.251 - 2.500                                 4        97,321.24                    0.01     10.747    687     68.39
2.501 - 2.750                                 5       495,602.34                    0.07     11.000    787     84.66
2.751 - 3.000                                 5       103,782.95                    0.02     11.240    711     66.36
3.001 - 3.250                                 1        27,393.07                    0.00     11.375    617     74.31
3.251 - 3.500                                 1        17,500.00                    0.00     11.750    765     92.91
3.501 - 3.750                                 4        58,919.19                    0.01     12.000    730     89.94
3.751 - 4.000                                 2       129,535.15                    0.02     12.240    598     60.77
4.751 - 5.000                                 4        47,993.69                    0.01     13.241    608     95.81
5.751 - 6.000                                 2        42,773.93                    0.01     14.240    644     96.44
6.251 - 6.500                                 1         6,779.76                    0.00     14.740    701     41.33
6.501 - 6.750                                 1         8,434.18                    0.00     14.990    584     91.84
9.251 - 9.500                                 1         7,829.54                    0.00     17.750    688    100.00
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Total:                                    7,439   664,394,222.72                  100.00      7.799    744     69.75
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Minimum: 1.000%
Maximum: 9.500%
Weighted Average: 0.451%

---------------------------------------------------------------------------------------------------------------------
                                           Maximum Mortgage Rates (%, ARM and HELOC only)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
                                   NUMBER OF       PRINCIPAL
                                     HOME           BALANCE          % OF PRINCIPAL       GROSS            ORIGINAL
                                    EQUITY         AS OF THE          BALANCE AS OF       COUPON             CLTV
MAXIMUM MORTGAGE RATES (%)           LOANS       CUT-OFF DATE($)     THE CUT-OFF DATE       (%)      FICO     (%)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
8.751 - 9.000                               396    65,621,808.55                    9.77      7.475    751     68.88
9.001 - 9.250                             2,044   169,041,558.39                   25.17      7.724    754     66.90
9.251 - 9.500                               273    24,657,058.82                    3.67      7.935    716     73.07
9.501 - 9.750                               111     8,694,776.80                    1.29      8.188    711     78.93
9.751 - 10.000                               23     1,642,942.31                    0.24      8.430    672     77.58
10.001 - 10.250                              10       448,616.25                    0.07      8.616    656     64.52
10.251 - 10.500                               3       103,619.35                    0.02      8.885    681     79.03
11.251 - 11.500                               1        64,313.25                    0.01      8.250    672     81.10
11.751 - 12.000                              18     6,289,826.41                    0.94      7.037    719     67.26
12.001 - 12.250                               1     1,497,563.05                    0.22      6.875    784     25.00
12.251 - 12.500                               1         5,000.00                    0.00     11.000    793     50.00
14.751 - 15.000                               6       315,287.12                    0.05      7.919    717     74.00
15.251 - 15.500                               1        41,505.02                    0.01      9.000    801     49.02
15.751 - 16.000                              47     2,571,282.06                    0.38      7.946    730     68.57
16.251 - 16.500                               1         6,914.45                    0.00      7.750    807     89.98
16.751 - 17.000                               9       366,883.52                    0.05      7.959    729     77.61
-----------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-----------------------------------------------------------------------------------------------------------------------------------

                                                    Page 23

-----------------------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY                                                                                                   February 21, 2007
Securitized Products Group
                                                        MORGAN STANLEY
-----------------------------------------------------------------------------------------------------------------------------------


17.751 - 18.000                           4,505   390,341,494.04                   58.11      7.862    741     70.69
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Total:                                    7,450   671,710,449.39                  100.00      7.789    744     69.63
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Minimum: 8.875%
Maximum: 18.000%
Weighted Average: 14.383%


---------------------------------------------------------------------------------------------------------------------
                                           Credit Limit Utilization Ratios (%, HELOC only)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
                                   NUMBER OF       PRINCIPAL
                                     HOME           BALANCE          % OF PRINCIPAL       GROSS            ORIGINAL
CREDIT LIMIT UTILIZATION RATIO      EQUITY         AS OF THE          BALANCE AS OF       COUPON             CLTV
(%)                                  LOANS       CUT-OFF DATE($)     THE CUT-OFF DATE       (%)      FICO     (%)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
0.001 - 5.000                               371     3,458,563.15                    0.52      7.776    774     67.96
5.001 - 10.000                              483     9,196,814.99                    1.38      7.743    769     67.67
10.001 - 15.000                             427    11,287,358.98                    1.70      7.768    764     66.46
15.001 - 20.000                             379    12,833,112.36                    1.93      7.778    763     65.01
20.001 - 25.000                             369    16,422,753.94                    2.47      7.762    758     66.05
25.001 - 30.000                             363    18,047,942.03                    2.72      7.753    760     68.15
30.001 - 35.000                             337    20,203,240.31                    3.04      7.788    759     63.70
35.001 - 40.000                             280    19,348,928.54                    2.91      7.761    756     64.24
40.001 - 45.000                             311    23,670,582.31                    3.56      7.749    757     66.48
45.001 - 50.000                             278    20,110,475.69                    3.03      7.747    752     66.70
50.001 - 55.000                             288    27,766,716.64                    4.18      7.755    747     68.04
55.001 - 60.000                             270    31,174,350.01                    4.69      7.799    754     69.72
60.001 - 65.000                             261    26,728,646.28                    4.02      7.732    754     65.99
65.001 - 70.000                             251    29,479,708.25                    4.44      7.772    747     68.33
70.001 - 75.000                             259    33,922,658.49                    5.11      7.780    749     69.18
75.001 - 80.000                             285    33,065,581.39                    4.98      7.786    740     70.14
80.001 - 85.000                             283    41,415,647.89                    6.23      7.750    746     68.71
85.001 - 90.000                             293    39,600,338.99                    5.96      7.759    744     68.35
90.001 - 95.000                             370    54,275,099.26                    8.17      7.836    743     69.34
95.001 - 100.000                          1,246   186,086,159.85                   28.01      7.857    728     74.33
100.001 - 105.000                            35     6,299,543.37                    0.95      7.999    719     77.41
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Total:                                    7,439   664,394,222.72                  100.00      7.799    744     69.75
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------


---------------------------------------------------------------------------------------------------------------------
                                               Range of Credit Limits ($, HELOC only)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
                                   NUMBER OF       PRINCIPAL
                                     HOME           BALANCE          % OF PRINCIPAL       GROSS            ORIGINAL
                                    EQUITY         AS OF THE          BALANCE AS OF       COUPON             CLTV
RANGE OF CREDIT LIMITS ($)           LOANS       CUT-OFF DATE($)     THE CUT-OFF DATE       (%)      FICO     (%)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
0.01 - 10,000.00                             29       240,138.97                    0.04      9.405    718     81.77
10,000.01 - 20,000.00                       145     1,976,971.27                    0.30      8.800    709     86.20
20,000.01 - 30,000.00                       322     6,318,909.99                    0.95      8.435    715     76.65
30,000.01 - 40,000.00                       206     5,638,194.62                    0.85      8.346    719     82.41
40,000.01 - 50,000.00                       948    26,403,641.53                    3.97      7.975    740     66.28
50,000.01 - 60,000.00                       221     8,588,096.86                    1.29      8.004    736     78.29
60,000.01 - 70,000.00                       199     9,207,433.00                    1.39      8.033    727     80.90
70,000.01 - 80,000.00                       325    14,742,449.94                    2.22      7.954    736     74.59
80,000.01 - 90,000.00                       171     9,579,044.39                    1.44      7.895    732     79.37
90,000.01 - 100,000.00                    1,150    52,117,513.49                    7.84      7.846    750     59.80
100,000.01 - 110,000.00                     100     6,432,889.51                    0.97      8.032    733     81.43
110,000.01 - 120,000.00                     111     7,919,370.02                    1.19      7.832    740     76.07
120,000.01 - 130,000.00                     163    11,729,402.02                    1.77      7.841    738     71.17
130,000.01 - 140,000.00                     101     7,897,503.98                    1.19      7.799    745     75.74
140,000.01 - 150,000.00                     378    29,572,293.14                    4.45      7.790    744     64.31
150,000.01 - 200,000.00                     678    60,713,345.96                    9.14      7.779    744     69.31
200,000.01 - 250,000.00                     522    60,598,958.42                    9.12      7.773    745     71.33
250,000.01 - 300,000.00                     480    58,606,187.42                    8.82      7.707    751     68.14
300,000.01 - 350,000.00                     182    29,113,636.43                    4.38      7.721    748     73.19
350,000.01 - 400,000.00                     206    35,191,007.29                    5.30      7.713    754     71.92
400,000.01 - 450,000.00                      96    16,286,537.30                    2.45      7.850    752     79.47
450,000.01 - 500,000.00                     260    50,788,511.99                    7.64      7.726    754     67.79
500,000.01 - 1,000,000.00                   420   125,729,880.12                   18.92      7.694    741     67.85
-----------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-----------------------------------------------------------------------------------------------------------------------------------

                                                    Page 24

-----------------------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY                                                                                                   February 21, 2007
Securitized Products Group
                                                        MORGAN STANLEY
-----------------------------------------------------------------------------------------------------------------------------------

1,000,000.01 - 1,500,000.00                   9     7,758,819.30                    1.17      7.944    716     70.17
1,500,000.01 - 2,000,000.00                  13    16,125,253.68                    2.43      7.904    733     74.83
2,000,000.01 - 2,500,000.00                   1     2,440,000.00                    0.37      7.750    661     80.00
2,500,000.01 - 3,000,000.00                   3     2,678,232.08                    0.40      8.146    745     74.26
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Total:                                    7,439   664,394,222.72                  100.00      7.799    744     69.75
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------



---------------------------------------------------------------------------------------------------------------------
                                                              Seasoning
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
                                    NUMBER OF       PRINCIPAL
                                      HOME           BALANCE          % OF PRINCIPAL       GROSS            ORIGINAL
                                     EQUITY         AS OF THE          BALANCE AS OF       COUPON             CLTV
SEASONING (months)                    LOANS       CUT-OFF DATE($)     THE CUT-OFF DATE       (%)      FICO     (%)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
0                                         1,450   122,854,175.72                   16.82      7.741    745     68.27
1 - 3                                     2,571   238,399,188.09                   32.64      7.745    742     69.32
4 - 6                                     2,686   250,533,367.31                   34.30      7.812    740     71.11
7 - 9                                     1,134    65,728,853.39                    9.00      7.713    744     71.35
10 - 12                                     122     6,090,684.74                    0.83      7.962    757     71.04
13 - 15                                     104     4,822,991.35                    0.66      8.077    757     69.76
16 - 18                                      68     3,106,017.99                    0.43      8.028    760     71.57
19 - 21                                      43     3,878,315.69                    0.53      7.502    758     70.13
22 - 24                                      20     1,979,748.92                    0.27      7.255    693     72.29
25 - 27                                       8       184,778.93                    0.03      8.100    737     73.28
28 - 30                                      16       819,129.93                    0.11      8.219    749     85.22
31 - 33                                      11     2,326,860.22                    0.32      8.288    716     88.54
34 - 36                                       2       384,471.67                    0.05      8.240    750     83.02
37 - 39                                       6       211,400.39                    0.03      8.485    783     70.83
40 - 42                                      13       682,531.17                    0.09      8.519    711     86.56
43 - 45                                      11       267,931.31                    0.04      8.724    766     74.44
46 - 48                                       9       470,602.44                    0.06      8.445    773     77.77
49 - 51                                       5       141,418.72                    0.02      9.481    690     86.58
52 - 54                                       3       105,699.91                    0.01      8.545    659     77.78
55 - 57                                       1        10,433.51                    0.00     10.250    751     90.00
58 - 60                                       1        16,908.72                    0.00      7.625    791     69.07
61 - 63                                       4        79,908.06                    0.01      9.120    752     90.27
64 - 66                                       2     1,701,620.38                    0.23      7.000    722     70.47
67 - 69                                       3       116,842.88                    0.02      9.241    738     82.84
73 - 75                                       1        30,290.87                    0.00      9.875    662     90.00
76 - 78                                      62     4,562,584.31                    0.62      8.424    746     66.08
79 - 81                                     133    12,001,537.53                    1.64      8.404    749     74.23
82 - 84                                      25     1,704,404.00                    0.23      8.690    738     70.24
85 - 87                                      11     1,977,986.58                    0.27      8.318    758     80.45
88 - 90                                       5       183,308.32                    0.03      9.452    750     66.64
91 - 93                                      16       743,049.76                    0.10      8.815    766     57.09
94 - 96                                      20     1,000,165.91                    0.14     10.113    708     54.95
97 - 99                                      16       375,811.83                    0.05     10.454    702     72.78
100 - 102                                    18       502,000.09                    0.07      9.970    732     59.65
103 - 105                                    22     2,103,938.62                    0.29      7.812    763     33.19
106 - 108                                     6       206,043.08                    0.03      9.600    754     36.88
109 - 111                                     1        20,530.41                    0.00     15.750    667     95.71
115 - 117                                     1         8,998.23                    0.00     12.000    739     44.23
139 - 141                                     1         9,124.58                    0.00     13.750    792     93.52
154 - 156                                     1        33,138.81                    0.00     10.500    747     86.69
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Total:                                    8,632   730,376,794.37                  100.00      7.798    742     70.05
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Minimum: 0 months
Maximum: 155 months
Weighted Average: 6.831 months

---------------------------------------------------------------------------------------------------------------------
                                                  Remaining Term to Stated Maturity
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
                                    NUMBER OF       PRINCIPAL
                                      HOME           BALANCE          % OF PRINCIPAL       GROSS            ORIGINAL
REMAINING TERM TO STATED             EQUITY         AS OF THE          BALANCE AS OF       COUPON             CLTV
MATURITY (months)                     LOANS       CUT-OFF DATE($)     THE CUT-OFF DATE       (%)      FICO     (%)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
<= 120                                    7,451   664,735,394.03                   91.01      7.799    744     69.76

-----------------------------------------------------------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
-----------------------------------------------------------------------------------------------------------------------------------

                                                    Page 25

-----------------------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY                                                                                                   February 21, 2007
Securitized Products Group
                                                        MORGAN STANLEY
-----------------------------------------------------------------------------------------------------------------------------------

121 - 240                                 1,173    61,524,357.10                    8.42      7.846    726     73.53
241 - 360                                     8     4,117,043.24                    0.56      6.890    713     65.04
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Total:                                    8,632   730,376,794.37                  100.00      7.798    742     70.05
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Minimum: 13 months
Maximum: 297 months
Weighted Average: 120 months


---------------------------------------------------------------------------------------------------------------------
                                                          Origination Year
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
                                    NUMBER OF       PRINCIPAL
                                      HOME           BALANCE          % OF PRINCIPAL       GROSS            ORIGINAL
                                     EQUITY         AS OF THE          BALANCE AS OF       COUPON             CLTV
ORIGINATION YEAR                      LOANS       CUT-OFF DATE($)     THE CUT-OFF DATE       (%)      FICO     (%)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
1994                                          1        33,138.81                    0.00     10.500    747     86.69
1995                                          1         9,124.58                    0.00     13.750    792     93.52
1997                                          2        29,528.64                    0.00     14.607    689     80.02
1998                                         68     3,331,775.25                    0.46      8.637    748     43.50
1999                                         53     4,140,375.80                    0.57      8.855    748     69.29
2000                                        214    17,918,969.85                    2.45      8.436    747     71.79
2001                                          9     1,898,371.32                    0.26      7.227    724     72.06
2002                                         13       516,249.46                    0.07      8.696    726     78.32
2003                                         38     1,775,148.38                    0.24      8.494    745     81.49
2004                                         36     3,343,887.18                    0.46      8.259    725     86.69
2005                                        270    16,165,647.68                    2.21      7.826    751     70.41
2006                                      7,240   623,547,142.72                   85.37      7.769    742     70.22
2007                                        687    57,667,434.70                    7.90      7.739    743     67.67
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Total:                                    8,632   730,376,794.37                  100.00      7.798    742     70.05
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------


---------------------------------------------------------------------------------------------------------------------
                                                            Lien Priority
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
                                    NUMBER OF       PRINCIPAL
                                      HOME           BALANCE          % OF PRINCIPAL       GROSS            ORIGINAL
                                     EQUITY         AS OF THE          BALANCE AS OF       COUPON             CLTV
LIEN PRIORITY                         LOANS       CUT-OFF DATE($)     THE CUT-OFF DATE       (%)      FICO     (%)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
1st Lien                                  1,534   173,429,828.15                   23.75      7.739    755     58.90
2nd Lien                                  7,098   556,946,966.22                   76.25      7.817    738     73.52
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Total:                                    8,632   730,376,794.37                  100.00      7.798    742     70.05
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------


---------------------------------------------------------------------------------------------------------------------
                                                             FICO Score
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
                                    NUMBER OF       PRINCIPAL
                                      HOME           BALANCE          % OF PRINCIPAL       GROSS            ORIGINAL
                                     EQUITY         AS OF THE          BALANCE AS OF       COUPON             CLTV
FICO SCORE                            LOANS       CUT-OFF DATE($)     THE CUT-OFF DATE       (%)      FICO     (%)
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
551 - 575                                    15       649,180.82                    0.09      8.905    566     57.52
576 - 600                                    38     2,906,088.44                    0.40      8.305    589     73.04
601 - 625                                    96     8,148,542.93                    1.12      8.096    616     66.20
626 - 650                                   207    18,655,600.87                    2.55      8.027    640     70.89
651 - 675                                   438    41,793,087.63                    5.72      7.983    665     72.13
676 - 700                                   940    81,891,752.68                   11.21      7.891    690     71.89
701 - 725                                 1,172   109,755,855.04                   15.03      7.795    714     73.11
726 - 750                                 1,282   115,509,186.17                   15.82      7.763    738     71.21
751 - 775                                 1,534   121,653,302.88                   16.66      7.754    764     71.11
776 - 800                                 1,863   154,163,376.63                   21.11      7.730    788     67.02
801 - 825                                 1,030    74,281,035.10                   10.17      7.746    808     65.19
826 - 850                                    17       969,785.18                    0.13      7.791    831     75.10
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------
Total:                                    8,632   730,376,794.37                  100.00      7.798    742     70.05
---------------------------------- ------------- ---------------- ----------------------- ---------- ------ ---------

Minimum: 561
Maximum: 837
Weighted Average: 742

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                February 21, 2007
Securitized Products Group
                                MORGAN STANLEY
-------------------------------------------------------------------------------

       Note: All characteristics are preliminary and are subject to the final collateral pool




--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MORGAN STANLEY                                                February 21, 2007
Securitized Products Group
                                MORGAN STANLEY
-------------------------------------------------------------------------------


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relating to the tax treatment and tax structure. For this purpose, "tax
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tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors

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